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                                                                 Exhibit 24.1


                             INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of Data Systems & Software Inc. (Forms S-3 Nos. 33-81298 and 33-94428 and Forms S-8 Nos. 33-88442 and 33-99196) of our report dated March 30, 1998 (July 30, 1998 as to Note 22) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in
Note 22), appearing in the Annual Report on Form 10-K/A of Data Systems & Software Inc. for the year ended December 31, 1997.

Deloitte & Touche LLP
New York, New York
September 11, 1998